Exhibit 10.5

TRICIDA, INC.

2018 EQUITY INCENTIVE PLAN

OPTION AWARD NOTICE

[Name of Optionee]

You have been awarded an option to purchase shares of Common Stock of Tricida, Inc., a Delaware corporation (the “Company”), pursuant to the terms and conditions of the Tricida, Inc. 2018 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Stock Option Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Option:	You have been awarded a Nonqualified Stock Option to purchase from the Company [insert number] shares of its Common Stock, par value $0.001 per share (the “Common Stock”), subject to adjustment as provided in Section 4.1 of the Agreement.

Option Date:	[ , ]

Exercise Price:	$[ ] per share, subject to adjustment as provided in Section 4.2 of the Agreement.

Vesting Schedule:	Except as otherwise provided in the Plan, Agreement or any other agreement between the Company and Optionee, subject to your continuous service to the Company as a Non-Employee Director through each vesting date, the Option shall vest ratably on a monthly basis, on the monthly anniversary of the Option Date, over the one-year period following the Option Date so that the Option shall be 100% vested and exercisable on the one-year anniversary of the Option Date (the “Vesting Date”); provided, however, if the Company’s regularly scheduled annual meeting of stockholders that occurs following the Grant Date occurs prior to the Vesting Date, then the Option shall vest in full immediately prior to such annual meeting, subject to your continued service as a Non-Employee Director until such annual meeting.

Expiration Date:	Except to the extent earlier terminated pursuant to Section 2.2 of the Agreement or earlier exercised pursuant to Section 2.3 of the Agreement, the Option shall terminate at 5:00 p.m., U.S. Pacific time, on [INSERT 10 YEAR ANNIVERSARY OF OPTION DATE].

TRICIDA, INC.

By:
Name:
Title:

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to Tricida, Inc. at the address stated herein, I hereby acknowledge receipt of the Agreement and the Plan, accept the Option granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

Optionee
Date

TRICIDA, INC.

ATTENTION: CORPORATE SECRETARY

7000 SHORELINE COURT

SUITE 201

SOUTH SAN FRANCISCO, CA 94080

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TRICIDA, INC.

2018 EQUITY INCENTIVE PLAN

Stock Option Agreement

Tricida, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (“Optionee”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Option Date”), pursuant to the provisions of the Tricida, Inc. 2018 Equity Incentive Plan (the “Plan”), an option to purchase from the Company the number of shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), set forth in the Award Notice at the price per share set forth in the Award Notice (the “Exercise Price”) (the “Option”), upon and subject to the terms and conditions set forth below, in the Award Notice and in the Plan. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1. Option Subject to Acceptance of Agreement. The Option shall be null and void unless Optionee shall accept this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepting this Agreement within the Optionee’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect).

2. Time and Manner of Exercise of Option.

2.1. Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after the expiration date set forth in the Award Notice (the “Expiration Date”).

2.2. Vesting and Exercise of Option. The Option shall become vested and exercisable in accordance with the Vesting Schedule set forth in the Award Notice. If Optionee’s service as a Non-Employee Director ceases for any reason, then the Option, to the extent vested on the effective date of such termination of service, may thereafter be exercised by Optionee or Optionee’s executor, administrator, legal representative, guardian or similar person until and including the earlier to occur of (a) the date which is one (1) year after the date of such termination of service and (b) the Expiration Date.

2.3. Change in Control. Upon the occurrence of a Change in Control, the Option shall immediately become exercisable in full and the Board (as constituted prior to such Change in Control) may, in its discretion (subject to existing contractual arrangements), (a) require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to the Option, with an appropriate and equitable adjustment to the Exercise Price, as determined by the Board, such adjustment to be made in accordance with Section 5.7 of the Plan and without an increase in the aggregate purchase price and/or (b) require the Option, in whole or in part, to be surrendered to the Company by Optionee, and to be immediately cancelled by the Company, and provide for the Optionee to receive (i) a cash payment in an amount not less than the amount determined by multiplying the number of shares of Common Stock subject to the Option immediately prior to such cancellation (but after giving effect to any adjustment pursuant to

Section 5.7 of the Plan in respect of any transaction that gives rise to such Change in Control), by the excess, if any, of the highest per share price offered to holders of Common Stock in any transaction whereby the Change in Control takes place over the Exercise Price, (ii) shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, having a Fair Market Value not less than the amount determined under clause (i) above, or (iii) a combination of a payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.

2.4. Method of Exercise. Subject to the limitations set forth in this Agreement, the Option, to the extent vested, may be exercised by Optionee (a) by delivering to the Company an exercise notice in the form prescribed by the Company specifying the number of whole shares of Common Stock to be purchased and by accompanying such notice with payment therefor in full (or by arranging for such payment to the Company’s satisfaction) either (i) in cash, (ii) by delivery to the Company (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable pursuant to the Option by reason of such exercise, (iii) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (iv) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom Optionee has submitted an irrevocable notice of exercise or (v) by a combination of (i), (ii) and (iii), and (b) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by Optionee. No certificate representing a share of Common Stock shall be issued or delivered until the full purchase price has been paid.

2.5. Termination of Option. In no event may the Option be exercised after it terminates as set forth in this Section 2.5. The Option shall terminate, to the extent not earlier terminated pursuant to Section 2.2 or Section 2.3 or exercised pursuant to Section 2.4, on the Expiration Date. Upon the termination of the Option, the Option and all rights hereunder shall immediately become null and void.

3. Transfer Restrictions and Securities Laws Restrictions.

3.1. Nontransferability of Option. The Option may not be transferred by Optionee other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company. Except to the extent permitted by the foregoing sentence, (i) during Optionee’s lifetime the Option is exercisable only by Optionee or Optionee’s legal representative, guardian or similar person and (ii) the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

3.2. Investment Representation. Optionee hereby represents and covenants that (a) any shares of Common Stock purchased upon exercise of the Option will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act unless such purchase has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, Optionee shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation (i) is true and correct as of the date of any purchase of any shares hereunder or (ii) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to any exercise of the Option, Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board or the Committee shall in its sole discretion deem necessary or advisable.

4. Additional Terms and Conditions.

4.1. Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities subject to the Option and the Exercise Price shall be equitably adjusted by the Committee, such adjustment to be made in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of participants. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

4.2. Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or issuance of shares hereunder, the Option may not be exercised, in whole or in part, and such shares may not be issued, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

4.3. Issuance or Delivery of Shares. Upon the exercise of the Option, in whole or in part, the Company shall issue or deliver, subject to the conditions of this Agreement, the number of shares of Common Stock purchased against full payment therefor. Such issuance shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance.

4.4. Option Confers No Rights as Stockholder. Optionee shall not be entitled to any privileges of ownership with respect to shares of Common Stock subject to the Option unless and until such shares are purchased and issued upon the exercise of the Option, in whole or in part, and Optionee becomes a stockholder of record with respect to such issued shares. Optionee shall not be considered a stockholder of the Company with respect to any such shares not so purchased and issued.

4.5. Option Confers No Rights to Continued Service. In no event shall the granting of the Option or its acceptance by Optionee, or any provision of this Agreement or the Plan, give or be deemed to give Optionee any right to continued service as a Non-Employee Director.

4.6. Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

4.7. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

4.8. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Tricida, Inc., Attention: Corporate Secretary, 7000 Shoreline Court, Suite 201, South San Francisco, CA 94080, and if to Optionee, to the last known mailing address of Optionee contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

4.9. Governing Law. This Agreement, the Option and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

4.10. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Optionee hereby acknowledges receipt of a copy of the Plan.

4.11. Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.

4.12. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

4.13. Amendment and Waiver. The Company may amend the provisions of this Agreement at any time; provided that an amendment that would materially impair the Optionee’s rights under this Agreement shall be subject to the written consent of the Optionee. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

4.14. Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

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